Exhibit 31.01

CERTIFICATIONS

I, Charles M. Peck, certify that:

1. I have reviewed this Form 10-K/A of Whitney Information Networks, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Charles M. Peck

Charles M. Peck

Chief Executive Officer

Dated:  May 29, 2009